Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of April 5, 2011 (this “Supplemental Indenture”), is entered into by and among Sears Holdings Corporation (the “Company”), the Guarantors (as defined in the Indenture), the New Guarantor (as defined below), and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (the “Trustee”).

W I T N E S S E T H

WHEREAS the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of October 12, 2010 (as amended, supplemented or otherwise modified in accordance with its terms, the “Indenture”), providing for the issuance of 6- 5/8% Senior Secured Notes due 2018, in aggregate principal amount of $1,250,000,000 (the “Notes”);

WHEREAS Private Brands, Ltd. (“New Guarantor”) is a company organized and incorporated under the laws of Delaware, and is a Specified Subsidiary;

WHEREAS Private Brands, Ltd., a West Virginia corporation and an existing guarantor of the Notes under the Indenture, shall merge with the New Guarantor (the “Merger”) with the New Guarantor surviving the Merger;

WHEREAS Section 4.06 of the Indenture requires the New Guarantor to execute a supplemental indenture to unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture;

WHEREAS Section 8.01 of the Indenture provides that without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Security Documents to add additional Guarantees of the Notes or additional assets as Collateral; and

WHEREAS the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company and of each Guarantor, the Company and the Guarantors have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture, and in accordance with Section 4.06, Section 8.06 and Section 12.04 of the Indenture have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that the Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to its execution have been complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such notation of Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner or member, as the case may be, of the New Guarantor.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the Guarantee of the New Guarantor. The recitals contained herein shall be taken as the statements of the Company, the Guarantors and the New Guarantor, and the Trustee assumes no responsibility for their correctness. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

SEARS HOLDINGS CORPORATION

By:		/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller and Chief Accounting Officer

KMART CORPORATION
KMART HOLDING CORPORATION KMART MANAGEMENT CORPORATION SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS, ROEBUCK AND CO., as Guarantors

	By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller

CALIFORNIA BUILDER APPLIANCES, INC. FLORIDA BUILDER APPLIANCES, INC. KLC, INC.
LANDS’ END DIRECT MERCHANTS, INC. LANDS’ END, INC. SEARS BRANDS MANAGEMENT CORPORATION
SEARS HOME IMPROVEMENT PRODUCTS, INC. SEARS PROTECTION COMPANY SEARS ROEBUCK ACCEPTANCE CORP.
SEARS, ROEBUCK DE PUERTO RICO, INC. SOE, INC. STARWEST, LLC,
as Guarantors

	By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

[Signature Page to Private Brands (Delaware) Supplemental Indenture]

KMART.COM LLC, as Guarantor

By:	Bluelight.com, Inc., its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

KMART OF WASHINGTON LLC KMART STORES OF ILLINOIS LLC KMART STORES OF TEXAS LLC
MYGOFER LLC, as Guarantors

By:	Kmart Corporation, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller

SEARS PROTECTION COMPANY (FLORIDA), L.L.C., as Guarantor

By:	Sears Protection Company, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Vice President

A&E HOME DELIVERY, LLC A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC SEARS AUTHORIZED HOMETOWN STORES, LLC SEARS HOME APPLIANCE SHOWROOMS, LLC, as Guarantors

By:	Sears, Roebuck and Co., its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller

[Signature Page to Private Brands (Delaware) Supplemental Indenture]

KMART OF MICHIGAN, INC.
SEARS OUTLET STORES, L.L.C., as Guarantors

	By:	/s/ Dorian R. Williams
Name: Dorian R. Williams
Title: Authorized Person

PRIVATE BRANDS, LTD.
As New Guarantor

By:		/s/ Alfred H. Jasser
Name: Alfred H. Jasser
Title: Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Trustee and Collateral Agent

By:		/s/ Gregory Clarke
Name: Gregory Clarke
Title: Vice President

[Signature Page to Private Brands (Delaware) Supplemental Indenture]

EXHIBIT A

NOTATION OF GUARANTEE

For value received, Private Brands, Ltd. (the “Guarantor”) has jointly and severally unconditionally guaranteed, to the extent set forth in the Indenture dated as of October 12, 2010 by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration, required purchase or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, required purchase or otherwise, all in accordance with the terms set forth in Article Ten of the Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of the Guarantees. Each Holder of the Note to which this notation of Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this notation of Guarantee to be signed by a duly authorized officer.

PRIVATE BRANDS, LTD.
As Guarantor

By:
Name:
Title: